                                                               Exhibit (d)(5)(v)


                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

         AMENDMENT NO. 1 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 1"), dated as of November 22, 2002, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable" or the "Manager") and Massachusetts Financial Services Company (dba MFS Investment Management), a Delaware corporation (the "Adviser").

         Equitable and the Adviser agree to modify the Amended and Restated Investment Advisory Agreement ("Agreement"), dated as of July 10, 2002, as follows:

         1. Portfolios. Equitable hereby reaffirms its appointment of the Adviser as the investment adviser for the EQ/MFS Emerging Growth Companies Portfolio, the EQ/MFS Investors Trust Portfolio and the allocated portion of the EQ/Aggressive Stock Portfolio on the terms and conditions set forth in the Agreement.

         2. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

         3. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



  MASSACHUSETTS FINANCIAL               THE EQUITABLE LIFE ASSURANCE
  SERVICES CORPORATION                  SOCIETY OF THE UNITED STATES

  By: /s/ Stephen E. Cavan              By:    /s/ Peter Noris
  ----------------------------          -------------------------------
  Name:  Stephen E. Cavan               Name:  Peter Noris
  Title: Senior Vice President          Title: Executive Vice President

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


Portfolio                                               Advisory Fee
---------                                               ------------
EQ/MFS Emerging Growth Companies Portfolio*             0.35% of the Portfolio's average daily net assets up to and including $500 million; 0.30% of the Portfolio's average daily net assets on the next $1 billion of the Portfolio's average daily net assets and 0.25% of the
                                                        Portfolio's average daily net assets over $1.5 billion.

EQ/MFS Investors Trust Portfolio                        0.35% of the Portfolio's average daily net assets up to and including $500 million; 0.30% of the Portfolio's average daily net assets on the next $1 billion of the Portfolio's average daily net assets and 0.25% of the
                                                        Portfolio's average daily net assets over $1.5 billion.

EQ/Aggressive Stock Portfolio*                          0.35% of the MFS Allocated Portion's average daily net assets, up to and
(MFS Allocated Portion)                                 including $500 million; 0.30% of the MFS Allocated Portion's average daily net assets on the next $1 billion of the MFS Allocated Portion's average daily net assets; and 0.25% of the MFS Allocated Portion's average daily net assets over $1.5 billion.**

*For purposes of calculating the advisory fee for the EQ/MFS Emerging Growth Companies Portfolio and the EQ/Aggressive Stock Portfolio, the total net assets of each of these Portfolios will be aggregated.

**The "MFS Allocated Portion" is that portion of the EQ/Aggressive Stock Portfolio's average daily net assets advised by the Adviser.


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